EXHIBIT 8.9(d)
AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and Kemper Investors Life Insurance Company, an Illinois life insurance company, on behalf of itself and its separate accounts, is hereby amended as follows:
1. The notice address for Life Company, appearing in Section 9 of the Agreement, is hereby revised to read as follows:
“Kemper Investors Life Insurance Company
15375 SE 30th Place, Suite 310
Bellevue, WA 98007
Attn: President
With a copy to:
Protective Life Insurance Company
P.O. Box 2606
Birmingham, AL 35202
Attn: Senior Associate Counsel — Variable Annuities”
2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. Global Real Estate Fund,
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Government Securities Fund	AIM V.I. Utilities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
KILICO Variable Separate Account

KILICO Variable Annuity Separate Account
KILICO Variable Annuity Separate Account — 3
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Zurich Kemper Life Investor
Scudder Destinations Life
Scudder Destinations
Scudder ZS4
Advantage III
Global VA
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 28 , 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson		By:	/s/ Carolyn Gibbs
	Name:	Peter Davidson		Name:	Carolyn Gibbs
	Title:	Assistant Secretary		Title:	Assistant Vice President

AIM DISTRIBUTORS, INC.

Attest:	/s/ P. Michelle Grace		By:	/s/ John S. Cooper
	Name:	P. Michelle Grace		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

KEMPER INVESTORS LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Susan Pees		By:	/s/ Diane C. Davis
	Name:	Susan Pees		Name:	Diane C. Davis
	Title:	Exec Assistance		Title:	President and COO